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        BlackRock Utilities, Infrastructure & Power Opportunities Trust

                          File No. 811-22606

Sub-Item No. 77Q1(a): Copies of material amendments to Registrant's charter or by-laws

   Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certificate of Amendment to the Registrant's Certificate of Trust relating to the Registrant's name change on November 27, 2017 and filed with the Secretary of the State of Delaware.

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                           CERTIFICATE OF AMENDMENT
                                      TO
                             CERTIFICATE OF TRUST
                                      OF
                  BLACKROCK UTILITY AND INFRASTRUCTURE TRUST

       1. The name of the statutory trust is BlackRock Utility and Infrastructure Trust.

       2. Pursuant to this Certificate of Amendment, the name of the statutory trust will be changed to "BlackRock Utilities, Infrastructure & Power Opportunities Trust." To effect this change, Article 1 of the Certificate of Trust is hereby amended in its entirety to read as follows:

       1.The name of the statutory trust is BlackRock Utilities, Infrastructure & Power Opportunities Trust (the "Trust").

       3. This Certificate of Amendment shall be effective as of November 27, 2017.

       IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 2nd day of November, 2017.

                                                 /s/ John M. Perlowski
                                                 -------------------------------
                                                 John M. Perlowski

                                                 As Trustee and not Individually